Exhibit 99.1
APi Group Reports Third Quarter 2023 Financial Results
-Record first nine months net revenues of $5.2 billion, representing approximately 7% reported and organic growth, with continued double-digit organic core inspection revenue growth-
-Reported net income of $54 million and adjusted EBITDA of $224 million for the third quarter, representing year-over-year net income growth of 93% and adjusted EBITDA margin expansion of 190 basis points-
-Raising the bottom end of full year adjusted EBITDA guidance-
New Brighton, Minnesota – November 2, 2023 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three and nine months ended September 30, 2023.
Russ Becker, APi’s President and Chief Executive Officer stated: “I am pleased with the continued financial performance of the business as we remain extremely focused on delivering our financial targets detailed at our investor day last November. This quarter’s and our year-to-date performance continues to demonstrate our leaders’ ability to build on historically strong execution by delivering consistent double-digit core inspection organic growth, as well as consistently driving margin expansion across the business. We continue to deliver margin expansion by increasing higher margin inspection, service and monitoring revenue, pricing initiatives, operational improvements and a relentless focus on customer and project selection, especially in our Specialty Services and HVAC businesses.
We believe we can create sustainable shareholder value by focusing on our “13/60/80” long-term value creation targets, with a near term laser focus on delivering adjusted EBITDA margins of 13% or more in 2025. As we look to 2024 and beyond, we have great confidence in the business, our backlog, our balance sheet, and our ability to continue to evolve APi into an even lower capex, asset light business focused on high-margin, statutorily mandated services."
Third Quarter 2023 Consolidated Results:

	Three Months Ended September 30,
	2023	2022	Y/Y	Y/Y (FFX) (a)
Net revenues	$1,784	$1,735	2.8%	1.6%
Organic net revenue growth (b)				1.3%

GAAP
Gross profit	$511	$440	16.1%
Gross margin	28.6%	25.4%	+ 320bps

Net income	$54	$28	92.9%
Diluted EPS	$0.15	$0.06	150.0%

Adjusted non-GAAP comparison
Adjusted gross profit	$518	$457	13.3%
Adjusted gross margin	29.0%	26.3%	+ 270bps

Adjusted EBITDA	$224	$186	20.4%	19.1%
Adjusted EBITDA as a % of net revenues	12.6%	10.7%	+ 190bps

Adjusted net income	$130	$99	31.3%
Adjusted diluted EPS	$0.48	$0.37	29.7%
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.

(b)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenue growth of 2.8% driven by strong service growth across both segments, modest benefits from favorable foreign currency exchange rates and M&A. This was partially offset by planned disciplined customer and project selection, and customer project delays in Specialty Services leading to a decline in our projects business.
•Reported and adjusted gross margin increased 320 and 270 basis points, respectively, compared to prior year period due to continued price increases, outsized growth in higher margin service revenue as well as margin expansion in both our projects and services businesses across both segments.
•Reported net income was $54 million and diluted EPS was $0.15. Adjusted net income was $130 million and adjusted diluted EPS was $0.48, representing a $0.11 increase from prior year period driven by significant adjusted gross margin expansion in both Safety and Specialty Services, resulting from the factors mentioned above, partially offset by increased interest expense.
•Adjusted EBITDA increased by 20.4% (19.1% on a fixed currency basis) compared to the prior year period and adjusted EBITDA margin increased 190 basis points to 12.6%, primarily due to the factors impacting gross margin, partially offset by investments to support revenue growth and the annualized investment in building our global capabilities and infrastructure.
Third Quarter 2023 Segment Results:
Safety Services

	Three Months Ended September 30,
	2023	2022	Y/Y	Y/Y (FFX) (a)
Safety Services
Net revenues	$1,217	$1,154	5.5%	3.5%
Organic net revenue growth (b)				3.0%

GAAP
Gross profit	$398	$338	17.8%
Gross margin	32.7%	29.3%	+ 340 bps
Operating Income	$98	$60	63.3%
Operating margin	8.1%	5.2%	+ 290bps

Adjusted non-GAAP comparison
Adjusted gross profit	$405	$354	14.4%
Adjusted gross margin	33.3%	30.7%	+ 260 bps

Adjusted EBITDA	$169	$139	21.6%	19.9%
Adjusted EBITDA as a % of net revenues	13.9%	12.0%	+ 190 bps
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.
(b)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenue growth of 5.5% driven by double-digit core inspection revenue growth, as well as modest benefits from favorable foreign currency exchange rates and M&A. This was partially offset by planned customer attrition in our International business, and continued discipline in customer and project selection in our HVAC business.
•Reported and adjusted gross margin increased 340 and 260 basis points, respectively, compared to prior year period due to continued price increases, improved business mix of inspection, services and monitoring revenue as well as margin expansion in both our projects and services businesses.
•Operating income increased by 63.3% compared to the prior year period. Operating margin was 8.1%, representing a 290 basis point increase compared to the prior year period.

•Adjusted EBITDA increased by 21.6% (19.9% on a fixed currency basis) compared to the prior year period. Adjusted EBITDA margin was 13.9%, representing a 190 basis point increase compared to prior year period, primarily due to the factors impacting adjusted gross margin, partially offset by investments made to support revenue growth.
Specialty Services

	Three Months Ended September 30,
	2023	2022	Y/Y	Y/Y (FFX) (a)
Specialty Services
Net revenues	$569	$590	(3.6)%	(3.6)%
Organic net revenue growth (b)				(3.6)%

GAAP
Gross profit	$112	$102	9.8%
Gross margin	19.7%	17.3%	+ 240 bps
Operating Income	$43	$45	(4.4)%
Operating margin	7.6%	7.6%	—

Adjusted non-GAAP comparison
Adjusted gross profit	$112	$103	8.7%
Adjusted gross margin	19.7%	17.5%	+ 220 bps

Adjusted EBITDA	$83	$74	12.2%	12.2%
Adjusted EBITDA as a % of net revenues	14.6%	12.5%	+ 210 bps
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.
(b)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
•Reported and organic net revenue declined by (3.6)% due to continued disciplined customer and project selection, customer project delays in the fabrication business resulting in lower project revenues, offset by strong growth in service revenues.
•Reported and adjusted gross margin increased 240 and 220 basis points, respectively, compared to prior year period due to strong organic growth in services revenues as well as margin expansion in both our projects and services businesses.
•Operating income was $43 million, a decrease of (4.4)% compared to the prior year period.
•Adjusted EBITDA increased by 12.2% compared to the prior year period. Adjusted EBITDA margin was 14.6%, representing a 210 basis point increase compared to prior year period, primarily due to the factors impacting gross margins.
Guidance
APi Group announces revised full year net revenue and adjusted EBITDA guidance
• Net Revenues of $6,900 to $6,950 million, down from $7,015 to $7,075 million
• Adjusted EBITDA of $775 to $785 million, up from $765 to $785 million
• Adjusted Free Cash Flow Conversion at or above 65% remains unchanged
APi Group announces guidance for the fourth quarter of 2023
• Net Revenues of $1,730 to $1,780 million
• Adjusted EBITDA of $200 to $210 million

APi Co-Chair James E. Lillie concluded: “During our investor day last year, Russ detailed our strategy of focusing on growing our service based recurring revenue while slowing revenue growth in select businesses through improved project selection. Our goal of evolving away from lower margin, higher risk opportunities while focusing investments on service revenue expansion is yielding the desired results. This strategy improves margins while simultaneously reducing capital spending which in turn drives free cash flow generation. The benefit of these initiatives is shown in APi’s consistently strong and improving financial results. These results are built on a strong foundation of driving the Company’s recurring revenue, services-focused business model while expanding the financial discipline of the organization and its leadership team. The team’s relentless efforts on adhering to our strategy is driving margin expansion and we believe there is a long runway of continued margin expansion beyond our established 2025 target. As we look forward, we believe our balance sheet is even stronger following our repricing and maturity extension and we expect to end the year below our target net leverage ratio of 2.5x.”
Conference Call
APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, November 2, 2023. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; Kevin S. Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.
To listen to the call by telephone, please dial 800-245-3047 or 203-518-9765 and provide Conference ID 4106714. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:
https://event.on24.com/wcc/r/4080957/BC695FC270C55183EC0C6DD7B1B54653
A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-753-5212 or 402-220-2673 or via the webcast link above.
About APi:
APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.
Investor Relations and Media Inquiries:
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.
These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials and commodities the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s expanded international operations; (iv) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business and our ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company’s inspection first strategy or to realize the expected service revenue from such inspections; (vi) risks associated with the Company’s decentralized business model and participation in joint ventures; (vii) improperly managed projects or project delays; (viii) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (ix) the Company’s substantial level of indebtedness; (x) risks associated with the Company’s contract portfolio; (xi) changes in applicable laws or regulations; (xii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xiii) the impact of the conflict between Russia and Ukraine; (xiv) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, the availability of the Company’s common stock, the Company’s financial performance or determinations following the date of this press release to use the Company’s funds for other purposes; and (xv) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures
This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation (d) provide consistent period-to-period comparisons of the results. Specifically:
•The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, non-service pension benefit, severance related costs related to corporate leadership changes and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”) are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.
•The Company discloses fixed currency net revenues and adjusted EBITDA (“FFX”) on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue and adjusted EBITDA trends by providing net revenues and adjusted EBITDA on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2023.
•The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.
•Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.
•The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, payments on acquired liabilities, payments made for restructuring programs, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as post-measurement period purchase accounting adjustments for acquisitions, COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

•The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.
While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.
Beginning with the first quarter of 2023, the Company simplified the presentation of the non-GAAP reconciliations, by combining certain adjustment line items. Certain prior year amounts have been reclassified to conform to this presentation and the information in the tables below has been retroactively adjusted to reflect these changes in adjustment categories. Specifically, amounts previously classified as “integration and reorganization” have been reclassified and included with “business process transformation,” and prior period amounts classified as “acquisition expenses” and “recent acquisition transition expenses” have been combined and categorized as “acquisition related expenses.”
The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and growth in organic net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, restructuring costs, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues	$1,784	$1,735	$5,169	$4,855
Cost of revenues	1,273	1,295	3,737	3,604
Gross profit	511	440	1,432	1,251
Selling, general, and administrative expenses	407	379	1,148	1,138
Operating income	104	61	284	113
Interest expense, net	37	33	112	88
(Gain) loss on extinguishment of debt, net	—	(5)	3	(5)
Non-service pension benefit	(3)	(10)	(9)	(32)
Investment income and other, net	(4)	(3)	(9)	(5)
Other expense, net	30	15	97	46
Income before income taxes	74	46	187	67
Income tax provision	20	18	59	16
Net income	$54	$28	$128	$51
Net income attributable to common shareholders:
Stock dividend on Series B Preferred Stock	(11)	(11)	(33)	(33)
Net income attributable to common shareholders	$43	$17	$95	$18
Net income per common share
Basic	$0.15	$0.06	$0.32	$0.06
Diluted	0.15	0.06	0.32	0.06
Weighted average shares outstanding
Basic	235	234	235	233
Diluted	270	266	269	266

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$461	$605
Accounts receivable, net	1,280	1,313
Inventories	155	163
Contract assets	530	459
Prepaid expenses and other current assets	226	112
Total current assets	2,652	2,652
Property and equipment, net	377	407
Operating lease right of use assets	227	222
Goodwill	2,404	2,382
Intangible assets, net	1,624	1,784
Deferred tax assets	107	108
Pension and post-retirement assets	407	392
Other assets	151	144
Total assets	$7,949	$8,091
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$256	$206
Accounts payable	431	490
Accrued liabilities	666	689
Contract liabilities	474	463
Operating and finance leases	72	73
Total current liabilities	1,899	1,921
Long-term debt, less current portion	2,342	2,583
Pension and post-retirement obligations	37	40
Operating and finance leases	170	166
Deferred tax liabilities	340	340
Other noncurrent liabilities	132	117
Total liabilities	4,920	5,167
Total redeemable convertible preferred stock	797	797
Total shareholders' equity	2,232	2,127
Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$7,949	$8,091

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$128	$51
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	226	225
Restructuring charges, net of cash paid	17	12
Deferred taxes	5	(9)
Share-based compensation expense	19	14
Profit-sharing expense	14	10
Non-cash lease expense	55	49
Net periodic pension benefit	(9)	(32)
Loss (gain) on extinguishment of debt, net	3	(5)
Other, net	3	13
Pension contributions	(3)	(27)
Changes in operating assets and liabilities, net of effects of acquisitions	(241)	(219)
Net cash provided by operating activities	$217	$82

Cash flows from investing activities:
Acquisitions, net of cash acquired	$(57)	$(2,881)
Purchases of property and equipment	(64)	(60)
Proceeds from sales of property, equipment, and businesses	13	10
Net cash used in investing activities	$(108)	$(2,931)

Cash flows from financing activities:
Proceeds from long-term borrowings	$—	$1,104
Payments on long-term borrowings	(206)	(33)
Repurchases of long-term borrowings	—	(30)
Payments of debt issuance costs	—	(25)
Repurchases of common stock	(41)	(33)
Proceeds from equity issuances	—	797
Payments of acquisition-related consideration	(4)	(6)
Restricted shares tendered for taxes	(2)	(1)
Net cash (used in) provided by financing activities	$(253)	$1,773
Effect of foreign currency exchange rate on cash, cash equivalents, and restricted cash	(1)	(17)
Net decrease in cash, cash equivalents, and restricted cash	$(145)	$(1,093)
Cash, cash equivalents, and restricted cash, beginning of period	607	1,491
Cash, cash equivalents, and restricted cash, end of period	$462	$398

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic Change in Net Revenues (non-GAAP)
(Unaudited)
Organic change in net revenues

	Three Months Ended September 30, 2023
	Net revenues	Foreign	Net revenues		Organic
	change	currency	change	Acquisitions and	change in
	(as reported)	translation (a)	(fixed currency) (b)	divestitures, net (c)	net revenues (d)
Safety Services	5.5%	2.0%	3.5%	0.5%	3.0%
Specialty Services	(3.6)%	—%	(3.6)%	—%	(3.6)%
Consolidated	2.8%	1.2%	1.6%	0.3%	1.3%

	Nine Months Ended September 30, 2023
	Net revenues	Foreign	Net revenues		Organic
	change	currency	change	Acquisitions and	change in
	(as reported)	translation (a)	(fixed currency) (b)	divestitures, net (c)	net revenues (d)
Safety Services	7.7%	(0.4)%	8.1%	0.2%	7.9%
Specialty Services	2.2%	—%	2.2%	—%	2.2%
Consolidated	6.5%	(0.3)%	6.8%	0.2%	6.6%
Notes:
(a)Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2023.
(b)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.
(c)Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of September 30, 2023.
(d)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)
Adjusted gross profit

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
Gross profit (as reported)		$511	$440	$1,432	$1,251
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	7	15	20	22
Inventory step-up	(b)	—	—	—	9
Restructuring program related costs	(c)	—	2	—	4
Adjusted gross profit		$518	$457	$1,452	$1,286

Net revenues		$1,784	$1,735	$5,169	$4,855
Adjusted gross margin		29.0%	26.3%	28.1%	26.5%
Adjusted SG&A

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
Selling, general, and administrative expenses ("SG&A") (as reported)		$407	$379	$1,148	$1,138
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(d)	(49)	(36)	(147)	(143)
Contingent consideration and compensation	(e)	(4)	(3)	(8)	(8)
Business process transformation expenses	(f)	(6)	(6)	(17)	(23)
Acquisition related expenses	(g)	(1)	(33)	(7)	(89)
Restructuring program related costs	(c)	(17)	(5)	(24)	(14)
Other	(h)	(11)	—	1	—
Adjusted SG&A expenses		$319	$296	$946	$861

Net revenues		$1,784	$1,735	$5,169	$4,855
Adjusted SG&A as a % of net revenues		17.9%	17.1%	18.3%	17.7%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(c)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(d)Adjustment to reflect the addback of amortization expense.
(e)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(f)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(g)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(h)Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities and impairment recorded on assets held-for-sale.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
Net income (as reported)		$54	$28	$128	$51
Adjustments to reconcile net income to EBITDA:
Interest expense, net		37	33	112	88
Income tax provision		20	18	59	16
Depreciation and amortization		77	73	226	225
EBITDA		$188	$152	$525	$380
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	4	3	8	8
Non-service pension benefit	(b)	(3)	(10)	(9)	(32)
Inventory step-up	(c)	—	—	—	9
Business process transformation expenses	(d)	6	6	17	23
Acquisition related expenses	(e)	1	33	7	89
(Gain) loss on extinguishment of debt, net	(f)	—	(5)	3	(5)
Restructuring program related costs	(g)	17	7	24	18
Other	(h)	11	—	(1)	—
Adjusted EBITDA		$224	$186	$574	$490

Net revenues		$1,784	$1,735	$5,169	$4,855
Adjusted EBITDA as a % of net revenues		12.6%	10.7%	11.1%	10.1%
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(f)Adjustment to reflect the elimination of (gain) loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities and impairment recorded on assets held-for-sale.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income (loss) before income tax, net income (loss) and EPS and
Adjusted income before income tax, net income (loss) and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
Income before income tax provision (as reported)		$74	$46	$187	$67
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	56	51	167	165
Contingent consideration and compensation	(b)	4	3	8	8
Non-service pension benefit	(c)	(3)	(10)	(9)	(32)
Inventory step-up	(d)	—	—	—	9
Business process transformation expenses	(e)	6	6	17	23
Acquisition related expenses	(f)	1	33	7	89
(Gain) loss on extinguishment of debt, net	(g)	—	(5)	3	(5)
Restructuring program related costs	(h)	17	7	24	18
Other	(i)	11	—	(1)	—
Adjusted income before income tax provision		$166	$131	$403	$342

Income tax provision (as reported)		$20	$18	$59	$16
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(j)	16	14	34	66
Adjusted income tax provision		$36	$32	$93	$82

Adjusted income before income tax provision		$166	$131	$403	$342
Adjusted income tax provision		36	32	93	82
Adjusted net income		$130	$99	$310	$260

Diluted weighted average shares outstanding (as reported)		270	266	269	266
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of Series A Preferred Stock	(k)	2	4	3	4
Adjusted diluted weighted average shares outstanding		272	270	272	270

Adjusted diluted EPS		$0.48	$0.37	$1.14	$0.96
Notes:
(a)Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(b)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(d)Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(g)Adjustment to reflect the elimination of (gain) loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(h)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(i)Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities and impairment recorded on assets held-for-sale.
(j)Adjustment to reflect an adjusted effective cash tax rate of 23% for the nine months ended September 30, 2023 and 24% for the three and nine months ended 2022. The adjustment for the three months ended September 30, 2023 is the amount required to adjust the nine month period to 23%.
(k)Adjustment for the three and nine months ended September 30, 2022 reflects addition of the dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Stock. The adjustment for the three and nine months ended September 30, 2023 is partially offset by the elimination of 2 million and 1 million shares, respectively, reflecting the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of September 30, 2023.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023 (a)	2022 (a)	2023 (a)	2022 (a)
Safety Services
Net revenues		$1,217	$1,154	$3,633	$3,374
Adjusted gross profit		405	354	1,177	1,043
Adjusted EBITDA		169	139	475	401

Adjusted gross margin		33.3%	30.7%	32.4%	30.9%
Adjusted EBITDA as a % of net revenues		13.9%	12.0%	13.1%	11.9%

Specialty Services
Net revenues		$569	$590	$1,554	$1,520
Adjusted gross profit		112	103	275	243
Adjusted EBITDA		83	74	180	157

Adjusted gross margin		19.7%	17.5%	17.7%	16.0%
Adjusted EBITDA as a % of net revenues		14.6%	12.5%	11.6%	10.3%

Total net revenues before corporate and eliminations	(b)	$1,786	$1,744	$5,187	$4,894
Total adjusted EBITDA before corporate and eliminations	(b)	252	213	655	558
Adjusted EBITDA as a % of net revenues before corporate and eliminations	(b)	14.1%	12.2%	12.6%	11.4%

Corporate and Eliminations
Net revenues		$(2)	$(9)	$(18)	$(39)
Adjusted EBITDA		(28)	(27)	(81)	(68)

Total Consolidated
Net revenues		$1,784	$1,735	$5,169	$4,855
Adjusted gross profit		518	457	1,452	1,286
Adjusted EBITDA		224	186	574	490

Adjusted gross margin		29.0%	26.3%	28.1%	26.5%
Adjusted EBITDA as a % of net revenues		12.6%	10.7%	11.1%	10.1%
Notes:
(a)Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Calculated from results of the Company's operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended September 30, 2023				Three Months Ended September 30, 2022
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,217	$—		$1,217	$1,154	$—		$1,154
Cost of revenues	819	(7)	(a)	812	816	(14)	(a)	800
		—				(2)	(b)
Gross profit	$398	$7		$405	$338	$16		$354
Gross margin	32.7%			33.3%	29.3%			30.7%

Specialty Services
Net revenues	$569	$—		$569	$590	$—		$590
Cost of revenues	457	—		457	488	(1)	(a)	487
Gross profit	$112	$—		$112	$102	$1		$103
Gross margin	19.7%			19.7%	17.3%			17.5%

Corporate and Eliminations
Net revenues	$(2)	$—		$(2)	$(9)	$—		$(9)
Cost of revenues	(3)	—		(3)	(9)	—		(9)
Gross profit	$1	$—		$1	$—	$—		$—
Gross margin	(50.0%)			(50.0%)	—%			—%

Total Consolidated
Net revenues	$1,784	$—		$1,784	$1,735	$—		$1,735
Cost of revenues	1,273	(7)	(a)	1,266	1,295	(15)	(a)	1,278
		—				(2)	(b)
Gross profit	$511	$7		$518	$440	$17		$457
Gross margin	28.6%			29.0%	25.4%			26.3%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30, 2023				Nine Months Ended September 30, 2022
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$3,633	$—		$3,633	$3,374	$—		$3,374
Cost of revenues	2,476	(20)	(a)	2,456	2,363	(19)	(a)	2,331
		—				(9)	(b)
		—				(4)	(c)
Gross profit	$1,157	$20		$1,177	$1,011	$32		$1,043
Gross margin	31.8%			32.4%	30.0%			30.9%

Specialty Services
Net revenues	$1,554	$—		$1,554	$1,520	$—		$1,520
Cost of revenues	1,279	—		1,279	1,280	(3)	(a)	1,277
Gross profit	$275	$—		$275	$240	$3		$243
Gross margin	17.7%			17.7%	15.8%			16.0%

Corporate and Eliminations
Net revenues	$(18)	$—		$(18)	$(39)	$—		$(39)
Cost of revenues	(18)	—		(18)	(39)	—		(39)
Gross profit	$—	$—		$—	$—	$—		$—
Gross margin	—%			—%	—%			—%

Total Consolidated
Net revenues	$5,169	$—		$5,169	$4,855	$—		$4,855
Cost of revenues	3,737	(20)	(a)	3,717	3,604	(22)	(a)	3,569
		—				(9)	(b)
		—				(4)	(c)
Gross profit	$1,432	$20		$1,452	$1,251	$35		$1,286
Gross margin	27.7%			28.1%	25.8%			26.5%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(c)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
Safety Services
Safety Services EBITDA		$153	$116	$449	$360
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	4	2	7	4
Non-service pension benefit	(b)	(3)	(10)	(9)	(32)
Inventory step-up	(c)	—	—	—	9
Acquisition related expenses	(d)	—	23	5	33
Business process transformation expenses	(e)	—	1	1	9
Restructuring program related costs	(f)	17	7	24	18
Other	(h)	(2)	—	(2)	—
Safety Services adjusted EBITDA		$169	$139	$475	$401

Specialty Services
Specialty Services EBITDA		$70	$73	$166	$153
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	—	1	1	4
Other	(h)	13	—	13	—
Specialty Services adjusted EBITDA		$83	$74	$180	$157

Corporate and Eliminations
Corporate and Eliminations EBITDA		$(35)	$(37)	$(90)	$(133)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation expenses	(e)	6	5	16	14
Acquisition related expenses	(d)	1	10	2	56
(Gain) loss on extinguishment of debt, net	(g)	—	(5)	3	(5)
Other	(h)	—	—	(12)	—
Corporate and Eliminations adjusted EBITDA		$(28)	$(27)	$(81)	$(68)
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)Adjustment to reflect the elimination of (gain) loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(h)Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities and impairment recorded on assets held-for-sale.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in adjusted EBITDA (non-GAAP)
(Unaudited)
Change in adjusted EBITDA

	Three Months Ended September 30, 2023
	Change in Adjusted EBITDA (public rates) (a)	Foreign currency translation (b)	Change in Adjusted EBITDA (fixed currency) (c)
Safety Services	21.6%	1.7%	19.9%
Specialty Services	12.2%	—%	12.2%
Consolidated	20.4%	1.3%	19.1%

	Nine Months Ended September 30, 2023
	Change in Adjusted EBITDA (public rates) (a)	Foreign currency translation (b)	Change in Adjusted EBITDA (fixed currency) (c)
Safety Services	18.5%	(0.8)%	19.3%
Specialty Services	14.6%	—%	14.6%
Consolidated	17.1%	(0.8)%	17.9%
Notes:
(a)Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Adjusted to eliminate the impact of foreign currency on adjusted EBITDA amounts, calculated as the difference between adjusted EBITDA at public currency rates and adjusted EBITDA at fixed currency rates for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2023.
(c)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
Net cash provided by operating activities	(a)	$144	$146	$217	$82
Less: Purchases of property and equipment	(a)	(18)	(26)	(64)	(60)
Free cash flow		$126	$120	$153	$22
Add: Cash payments related to following items:
Contingent compensation	(b)	$—	$1	$18	$3
Pension contributions	(c)	—	—	—	27
Business process transformation expenses	(d)	9	13	22	26
Acquisition related expenses	(e)	—	29	5	98
Restructuring payments	(f)	7	3	18	6
Payroll tax deferral	(g)	—	—	9	—
Other	(h)	4	—	12	—
Adjusted free cash flow		$146	$166	$237	$182

Adjusted EBITDA	(i)	$224	$186	$574	$490
Adjusted free cash flow conversion		65.2%	89.2%	41.3%	37.1%
Notes:
(a)Operating cash flows and purchases of property and equipment for the nine months ended September 30, 2023, and 2022 are as reported. Amounts for the three months ended September 30, 2023 and 2022 are calculated as the nine months ended less the amounts reported for the six months ended June 30, 2023 and 2022, respectively.
(b)Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(c)Adjustment to reflect the elimination of initial pension contribution payment related to the Chubb acquisition not expected to continue or recur.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(f)Adjustment to reflect payments made for restructuring programs.
(g)Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid Relief and Economic Security (CARES) Act. During the first quarter of 2020, the CARES Act was passed, allowing the Company to defer the payment of the employer's share of Social Security taxes until December 2021 and December 2022. The final payments were made on the amount deferred in 2020 during the first half of 2023.
(h)Adjustment includes various miscellaneous non-recurring items, such as eliminations of payments made on acquired liabilities.
(i)Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.